Exhibit 3.2

MICROTUNE, INC.

BYLAWS

as in effect on November 30, 2010

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TABLE OF CONTENTS

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TABLE OF CONTENTS

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BYLAWS

ARTICLE I – OFFICES

Section 1.1 Registered Office. The registered office of Microtune, Inc. (the “Corporation”) in the State of Delaware shall be in the City of Wilmington, County of New Castle.

Section 1.2 Other Offices. The Corporation may also have and maintain an office or principal place of business, within or without the State of Delaware, at such place as may be fixed from time to time by the Board of Directors of the Corporation (the “Board”) and may also have offices at such other places, both within or without the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require.

ARTICLE II – STOCKHOLDERS

Section 2.1 Annual Meeting. An annual meeting of the stockholders shall be held at such place, on such date, and at such time as the Board shall each year fix; provided, however, the date of such annual meeting shall be within thirteen (13) months of the last annual meeting of stockholders or, if no such meeting has been held, the date of incorporation. If the annual meeting for the election of directors is not held on the date designated therefor, the Board shall cause the meeting to be held as soon thereafter as convenient. Notwithstanding the foregoing, the Board may, in its sole discretion, determine that, subject to such guidelines and procedures as the Board may adopt from time to time, a meeting of the stockholders shall not be held at any place, but shall instead be held solely by means of remote communication, and stockholders and proxyholders may, by such means, participate in such meeting and be deemed present in person and vote at such meeting.

Section 2.2 Purposes of Annual Meeting. At each annual meeting, the stockholders shall elect the members of the Board to succeed those whose terms expire. At any such annual meeting any other business as may properly come before the meeting may also be transacted.

Section 2.3 Special Meetings. Except as otherwise required by law, special meetings of the stockholders may be called only by the Board pursuant to a resolution approved by a majority of the then authorized number of directors or the President. The business permitted to be transacted at any special meeting of stockholders shall be limited to the business specified in the notice of meeting.

Section 2.4 Notice of Meetings.

(a) Except as otherwise provided herein or required by law or the Certificate of Incorporation of the Corporation, as may be amended from time to time (the “Certificate”), and in accordance with Article VII, notice of every meeting of the stockholders, stating the place, if any, date and time thereof, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting.

(b) When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 2.5 Quorum.

(a) At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

(b) If a quorum is not present or represented at any meeting of the stockholders, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting from time to time until a quorum is present or represented. Notice of any adjourned meeting, other than announcement at the meeting, shall not be required to be given, except as provided in Section 2.4(b) or as expressly required by law.

Section 2.6 Organization. Such person as the Board may have designated or, in the absence of such a person, the President of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 2.7 Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as may seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. The determination of whether any business sought to be brought before any annual or special meeting of the stockholders is properly brought before such meeting will be made by the chairman of the meeting of stockholders. If the chairman determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.

Section 2.8 Proxies and Voting.

(a) Except as otherwise provided by law, at any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(b) Every proxy must be authorized in a manner permitted by Section 212 of the General Corporation Law of the State of Delaware (or any successor provision) (the “DGCL”). Without affecting any vote previously taken, a stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person, by revoking the proxy by giving notice to the Secretary of the Corporation or by a later appointment of a proxy.

(c) Except as otherwise required by law, all voting, including on the election of directors, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

(d) The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

(e) Except as may be otherwise provided by the Certificate or these Bylaws, at every meeting of the stockholders each stockholder shall be entitled to one vote for each share of stock standing in such stockholder’s name on the books of the Corporation on the record date for the meeting. All elections of directors shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

Section 2.9 Stock List.

(a) A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting. If the meeting is to be held at a place, the list shall be produced and kept at the time and place of the meeting during the whole time of the meeting, and it may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network and the information required to access such list shall be provided with the notice of the meeting.

(b) This list of stockholders shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 2.10 Action by Consent in Lieu of Meeting.

(a) Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified mail, return receipt requested.

(b) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in Section 2.10(a).

(c) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing or by electronic transmission and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents or electronic transmissions signed by a sufficient number of stockholders to take action were delivered to the Corporation as provided in Section 228(c) of the DGCL.

ARTICLE III – BOARD OF DIRECTORS

Section 3.1 Power. Except as otherwise provided by law, the Certificate or these Bylaws, the property, business and affairs of the Corporation shall be managed by or under the direction of its Board and, in connection therewith, the Board may exercise all the powers of the Corporation.

Section 3.2 Number and Term of Office. The number of directors who shall constitute the whole board shall be fixed from time to time by a resolution of the Board pursuant to a resolution approved by a majority of the then authorized number of directors. Each director shall be elected for a term of one year and until his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification or removal, except as otherwise provided herein or required by law.

Section 3.3 Vacancies. Except as otherwise required by law, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director. Any director elected in accordance with the preceding sentence will hold office for the unexpired term of his or her predecessor in office, or in the case of an increase in the number of directors, until such director’s successor is elected and qualified. No decrease in the number of directors constituting the Board will shorten the term of an incumbent director.

Section 3.4 Resignation. Any director may resign at any time by giving notice in writing or by electronic transmission of his or her resignation to the President or the Secretary. Such resignation will take effect as of the date and time, or upon the happening of an event or events, specified therein, or, if no date, time or event is specified, it will be effective at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 3.5 Removal. Any director may be removed at any time, with or without cause, by the affirmative vote of stockholders holding of record in the aggregate at least a majority of the outstanding shares of stock of the Corporation.

Section 3.6 Regular Meetings. Regular meetings of the Board shall be held at such date, time and place, if any, as shall have been established by a resolution of the Board and publicized among all directors. A notice of each regular meeting shall not be required. Immediately following the annual meeting of stockholders, the first meeting of each newly elected Board shall be held, and at such meeting the Board shall elect officers and transact such other business as it may determine.

Section 3.7 Special Meetings. Special meetings of the Board may be called at the written request of any one director or by the President. Except as otherwise provided herein or required by law or the Certificate, and in accordance with Article VIII, notice of a special meeting of the Board, stating the place, if any, date and time thereof, the means of remote communications, if any, by which the directors may be deemed to be present in person and vote at such meeting, shall be given by the Secretary to each director by whom notice is not waived not less than five (5) days before the meeting if such notice is given in person or by mail or courier service or not less than one (1) day before the meeting if such notice is sent by facsimile or electronic mail. Unless required by law, such notice need not include a statement of the business to be transacted at, or the purpose of, any special meeting.

Section 3.8 Quorum. At any meeting of the Board, a majority of the total number of the whole Board, as fixed from time to time by the Board in accordance with these Bylaws, shall constitute a quorum for all purposes. If a quorum is not present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time until a quorum is present. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 3.9 Participation in Meetings By Remote Communication. Members of the Board, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 3.10 Conduct of Business. At any meeting of the Board, business shall be transacted in such order and manner as the Board may from time to time determine. Except for the designation of committees as hereinafter provided and except for actions required by these Bylaws or the Certificate to be taken by a majority of the Board, the act of a majority of the directors present at any meeting at which there is a quorum will be the act of the Board.

Section 3.11 Organization. Such person as the Board may have designated shall call to order any meeting of the Board and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 3.12 Action by Consent in Lieu of Meeting. Unless otherwise restricted by the Certificate, any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, if all members of the Board consent thereto in writing, or by electronic transmission and such writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.13 Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board. Nothing herein contained shall be construed to preclude any director from serving in any other capacity and receiving compensation therefor.

ARTICLE IV – COMMITTEES

Section 4.1 Committees of the Board. The Board, by a vote of a majority of the whole Board, may from time to time designate one or more committees of the Board. Each such committee will consist of one or more directors and will have such lawfully delegable powers and duties as the Board may confer; provided, however, that no committee shall exercise any power or duty expressly required by the DGCL to be acted upon by the Board. Any such committee designated by the Board will have such name as may be determined from time to time by resolution adopted by the Board. The members of each committee of the Board will serve in such capacity at the pleasure of the Board or as may be specified in any resolution from time to time adopted by the Board.

Section 4.2 Alternate Members. The Board may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. In lieu of such designation by the Board, in the absence or disqualification of any member of a committee of the Board, the members thereof present at any such meeting of such committee and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

Section 4.3 Conduct of Business. Unless otherwise prescribed by the Board, a majority of the members of any committee of the Board will constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum will be the act of such committee. Each committee of the Board may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board, and will keep a written record of all actions taken by it.

Section 4.4 Action Without Meeting. Unless otherwise restricted by the Certificate, any action required or permitted to be taken at any meeting of any committee of the Board may be taken without a meeting, if all members of such committee of the Board consent thereto in writing, or by electronic transmission and such writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of such committee of the Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE V – OFFICERS

Section 5.1 Generally. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such other officers as may from time to time be appointed by the Board. Officers shall be elected by the Board, and shall have the powers and duties as are prescribed by the Board. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification or removal. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board. Any number of offices may be held by the same person.

Section 5.2 President. The President shall be the chief executive officer of the Corporation. Subject to these Bylaws and to the resolutions of the Board, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or that are delegated to him or her by the Board from time to time. He or she shall have power to sign all stock certificates, contracts, agreements, bonds, deeds, mortgages, leases or other obligations of the Corporation that are authorized by the Board and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

Section 5.3 Treasurer. The Treasurer shall be the chief financial officer of the Corporation. The Treasurer shall have the responsibility for maintaining the financial records of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall perform all duties and have all powers which are commonly incident to the office of treasurer or that are delegated to him or her by the Board from time to time.

Section 5.4 Secretary. The Secretary shall (a) record the minutes of the meetings of the stockholders, the Board and all other committees in one or more books provided for that purpose, or designate any other person to do so; (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the mailing address and any facsimile number and electronic mail address of each stockholder furnished to the Secretary by such stockholder; and (e) have general charge of stock transfer books of the Corporation. The Secretary shall perform all duties and have all powers which are commonly incident to the office of secretary or that are delegated to him or her by the Board from time to time.

Section 5.5 Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 5.6 Resignation. Any officer may resign his office at any time by giving notice in writing or electronic transmission of his or her resignation to the President or the Secretary. Such resignation shall take effect as of the date and time, or upon the happening of an event or events, specified therein or, if no date, time or event is specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 5.7 Removal. Any officer of the Corporation may be removed at any time, with or without cause, by the affirmative vote of the majority of the Board.

Section 5.8 Compensation. The compensation of all officers of the Corporation shall be fixed by the Board or by a committee of the Board; provided, however, that the Board or any such committee may delegate the power to fix the compensation of any officer of the Corporation to an officer of the Corporation.

ARTICLE VI – STOCK

Section 6.1 Certificates of Stock. Each stockholder shall be entitled to a certificate representing shares of stock of the Corporation held by such stockholder. Certificates representing shares of stock of the Corporation will be in such form as is determined by the Board, subject to applicable legal requirements. Each such certificate will be numbered and its issuance recorded in the books of the Corporation, and such certificate will exhibit the holder’s name and the number of shares and will be signed by, or in the name of, the Corporation by, the President and either the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and, if applicable, will also be signed by, or bear the facsimile signature of, a duly authorized officer or agent of any properly designated transfer agent of the Corporation. Any or all of the signatures and the seal of the Corporation, if any, upon such certificates may be facsimiles, engraved, or printed. Such certificates may be issued and delivered notwithstanding that the person whose facsimile signature appears thereon may have ceased to be such officer at the time the certificates are issued and delivered.

Section 6.2 Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 6.5 of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 6.3 Classes of Stock. If at any time the Corporation is authorized to issue more than one class of stock or more than one series of any class, the designations, powers, preferences and relative participating, optional, or other special rights of the various classes of stock or series thereof, and the qualifications, limitations, or restrictions thereof, will be set forth in full or summarized on the face or back of the certificates which the Corporation issues to represent its stock or, in lieu thereof, such certificates will set forth the office of the Corporation from which the holders of certificates may obtain a copy of such information at no charge.

Section 6.4 Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which will not be more than sixty (60) nor less than ten (10) calendar days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders will apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date will not be more than sixty (60) calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.

Section 6.5 Lost, Stolen or Destroyed Certificates. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen, or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen, or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of the new certificate.

Section 6.6 Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board may establish.

ARTICLE VII – SECURITIES HELD BY THE CORPORATION

Section 7.1 Voting. Unless otherwise directed by the Board, the President, or any officer of the Corporation authorized by the President, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

Section 7.2 General Authorization to Transfer Securities Held by the Corporation.

(a) The President, or any officer of the Corporation authorized by the President, shall be authorized and empowered to transfer, convert, endorse, sell, assign, set over and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidence of indebtedness, or other securities now or hereafter standing in the name of or owned by the Corporation, and to make, execute and deliver, under the seal of the Corporation, any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred.

(b) Whenever there shall be annexed to any instrument of assignment and transfer executed pursuant to and in accordance with Section 7.2(a), a certificate of the Secretary of the Corporation setting forth the provisions of this Section 7.2 and stating that they are in full force and effect and setting forth the names of persons who are then officers of the Corporation, then all persons to whom such instrument and annexed certificate shall thereafter come, shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the Corporation, and that with respect to such securities the authority of these provisions of these Bylaws and of such officers is still in full force and effect.

ARTICLE VIII – NOTICES

Section 8.1 Generally. Except as otherwise provided by law, these Bylaws, or the Certificate, whenever by law or under the provisions of the Certificate or these Bylaws notice is required to be given to any director or stockholder, the notice shall be in writing and given in person or by mail or courier service. Such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, or with the courier service directed to the mailing address for such notices as it appears on the records of the Corporation. Notwithstanding the foregoing, any notice required to be given may be given by facsimile or electronic mail. Such notice shall be deemed given when directed to the facsimile number for such notices maintained by the Secretary, if by facsimile transmission, or when directed to the electronic mail address for such notices maintained by the Secretary, if by electronic mail.

Section 8.2 Waivers. Whenever any notice is required to be given by law or under the provisions of the Certificate or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE IX – MISCELLANEOUS

Section 9.1 Corporate Seal. The Board may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary.

Section 9.2 Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 9.3 Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board.

Section 9.4 Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE X – INDEMNIFICATION

Section 10.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), including proceedings by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he or she is or was (i) a director or an officer of the Corporation, (ii) serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, or (iii) a director or officer of a corporation which was a predecessor corporation or of another enterprise at the request of such predecessor corporation (hereinafter each of (i), (ii) and (iii) an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, damages, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement (collectively “expenses”)) incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 10.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if initiation of such proceeding (or part thereof) (i) was authorized by the Board, (ii) such indemnification is expressly required to be made by law, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or (iv) such indemnification is required to be made pursuant to an individual contract.

Section 10.2 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 10.1, an indemnitee shall also have the right to advancement by the Corporation prior to the final disposition of any proceeding of any and all expenses (including attorneys’ fees) relating to, arising out of or resulting from any proceeding paid or incurred by indemnitee or which indemnitee determines are reasonably likely to be paid or incurred by indemnitee (hereinafter an “advancement of expenses”); provided that indemnitee shall repay, without interest, any amounts actually advanced to indemnitee that, at the final disposition of the proceeding to which the advances related, were in excess of amounts paid or payable by indemnitee in respect of expenses relating to, arising out of or resulting from such proceeding; and, provided, further, that, if the DGCL requires, an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 10.2 or otherwise.

Section 10.3 Right of Indemnitee to Bring Suit. If a claim under Section 10.1 or Section 10.2 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article X or otherwise shall be on the Corporation.

Section 10.4 Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate, these Bylaws, agreement, vote of stockholders or directors or otherwise both as to actions in such person’s official capacity and as to actions in another capacity while holding such office. The Corporation is specifically authorized, as determined from time to time by the Board, to enter into individual contracts with any or all of its directors, officers, employees, or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL.

Section 10.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against such person, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 10.6 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article X with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 10.7 Nature of Rights. The rights conferred upon indemnitees in this Article X shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article X that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 10.8 The Corporation. For purposes of this Article X, references to “the Corporation” shall include, in addition to the resulting corporation, any predecessor of the Corporation or any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or was a director or officer of such predecessor or constituent corporation, or is or was serving at the request of such predecessor or constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this Article X with respect to the resulting or surviving corporation as such person would have with respect to such predecessor or constituent corporation if its separate existence had continued.

Section 10.9 Employee Benefit Plans. For purposes of this Article X, references to “other enterprises” shall include employee benefit plans; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

ARTICLE XI – AMENDMENTS

Section 11.1 Amendment by Stockholders. Except as otherwise provided by law and subject to Article X, new bylaws may be adopted or these Bylaws may be amended, repealed or otherwise altered by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote.

Section 11.2 Amendment by Directors. The Board shall also have the authority, if such authority is conferred upon the Board by the Certificate, subject to Article X and the right of stockholders as provided in Section 11.1, to adopt, amend, repeal or otherwise alter these Bylaws by the affirmative vote or written consent of a majority of the Board or Directors.